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                    EXHIBITS FOR S-1 REGISTRATION STATEMENT
                      OF METRO INFORMATION SERVICES, INC.


EXHIBIT 23.3  CONSENT OF ANDREW J. DOWNING TO SERVE AS DIRECTOR.



                           CONSENT OF ANDREW J. DOWNING

     In reference to the Registration Statement on Form S-1 and the related Prospectus of Metro Information Services, Inc. (File No. 333-16585), I hereby consent to the references to me under the caption "MANAGEMENT - Executive Officers and Directors" of such Registration Statement and confirm that I have agreed to join the Board of Directors of Metro Information Services, Inc. upon the consummation of the offering contemplated by such Registration Statement.


Detroit,     Michigan         /s/Andrew J. Downing
___________  ________         ____________________
City, State                  Name


January 22, 1997
________________
Date Signed